SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the "Agreement") is made as of the 23rd day of November, 2016 (the "Effective Date") by and between C.B. Brechin (often referred to hereunder in the third person as "You" or "Your") and Brekford Corp. (the "Company").

1. General Terms of Separation. Whether or not you sign this Agreement:

(a) Your last day of employment with the Company until commencement of the sabbatical (including, without limitation, your employment as Chief Executive Officer and Chief Financial Officer thereof) and any of the Company's subsidiaries is November 23, 2016 (the "Separation Date"). You will not become an employee of the Company again after the Separation Date unless the Company in its sole discretion agrees to employ you. You will be paid for all time worked up to and including your Separation Date.

(b) For a period of 18 Months from the Separation Date, You will continue to be paid your current salary in the annual amount of Two Hundred Thousand Dollars $200,000.00, payable in accordance with the Company's customary payroll practices, including deduction for payroll taxes and other standard deductions.

(c) Your eligibility to participate in Company sponsored retirement plan and medical (including vision and prescription) and dental insurance plans as an employee of the Company will continue until the earlier of (i) 18 months from the date of this Agreement, or (ii) any earlier termination of this Agreement (the "Termination Date"). However, you will be eligible to continue to participate in this insurance after the Termination Date in accordance with a federal law called the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), subject to COBRA's terms, conditions and restrictions.

(d) Your participation in any bonus or other compensation programs (except as otherwise described in this Agreement) will cease effective as of your Separation Date.

(e) The Company will reimburse you for any properly incurred and documented business related expenses through the Separation Date.

(f) The Company will use commercially reasonable efforts to have You removed as a personal guarantor for any Company obligations. Unless and until such personal guarantees are removed, You will be entitled to the salary and benefits set forth in sections (a), (b) and (c) above until you have been released from such guaranties.

(g) Commencing eighteen (18) months after the date of this Agreement, the Company and you shall enter into a consulting agreement of annual payment of One Hundred Fifty Thousand Dollars ($150,000.00) in the form attached hereto as Exhibit A.

2. Taxation. You understand and agree that you are responsible for the payment of certain federal, state and local income taxes and your share of certain federal, state and local employment taxes on the payments and other consideration you receive as referenced in this Agreement, and that the Company is obligated to withhold from such payments or other consideration for such taxes and deposit such withheld amounts with the appropriate taxing authorities.

3. General Release.

(a) In exchange for the Company's payments and other benefits described in Section 1, you release and forever discharge, to the maximum extent permitted by law, the Company and each of the other "Releasees" as defined below, from any and all claims, causes of action, complaints, lawsuits or liabilities of any kind (collectively "Claims") as described below which you, your heirs, agents, administrators or executors have or may have against the Company or any of the other Releasees.

(b) By agreeing to this general release, you are waiving any and all Claims that can be waived to the maximum extent permitted by law, which you have or may have against the Company or any of the other Releasees arising out of or relating to any conduct, matter, event or omission existing or occurring before you sign this Agreement, and any monetary or other personal relief for such Claims, including but not limited to the following:

(1) any Claims having anything to do with your employment with the Company;

(2) any Claims having anything to do with your service on the Board of Directors of the Company, through the date of this Agreement;

(3) any Claims having anything to do with the sabbatical from your position with the Company;

(4) any Claims for unpaid or withheld wages, severance, benefits, bonuses, commissions and/or other compensation of any kind;

(5) any Claims having anything to do with stock options, restricted stock or other equity or incentive compensation of any kind;

(6) any Claims under any employment agreement, collective bargaining agreement, or any other agreement;

(7) any Claims to reinstatement or reemployment;

(8) any Claims for reimbursement of expenses of any kind, except as set forth herein;

(9) any Claims for attorneys' fees, costs or expenses;

(10) any Claims arising under the Employee Retirement Income Security Act ("ERISA");

(11) any Claims of discrimination and/or harassment based on age, sex, pregnancy, race, religion, color, creed, disability, handicap, failure to accommodate, citizenship, marital status, national origin, ancestry, sexual orientation, gender identity, genetic information, predisposing genetic characteristics, or any other factor protected by Federal, State or Local law as enacted or amended, such as the Age Discrimination in Employment Act, 29 U.S.C. §621 et. seq., Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the Pennsylvania Human Relations Act, and any Claims for retaliation under any of the foregoing laws;

(12) any Claims regarding leaves of absence, including, but not limited to, any Claims under the Family and Medical Leave Act or any other state or local law providing for paid or unpaid leave;

(13) any Claims arising under the Immigration Reform and Control Act ("IRCA");

(14) any Claims arising under the Uniformed Services Employment and Reemployment Rights Act ("USERRA") or any state law governing military leave;

(15) any Claims under the Worker Adjustment and Retraining Notification Act ("WARN");

(16) any Claims for violation of public policy;

(17) any whistleblower or retaliation Claims;

(18) any Claims for emotional distress or pain and suffering;

(19) any Claims arising under the Sarbanes-Oxley Act, the Dodd-Frank Act or the Pennsylvania Wage Payment and Collection Law;

(20) any Claims disputing or in any way questioning, disparaging, or challenging your assignment to the Company of, or the Company's ownership of, all prior right, title, and interest you had in Inventions or Works created or developed by you, whether solely or jointly with others, as required by the duties of your employment or otherwise during the course of your employment with the Company, as further described in Paragraph 10 below; and

(21) any other statutory, regulatory, common law or other Claims of any kind, including, but not limited to, Claims for breach of contract, libel, slander, fraud, wrongful discharge, invasion of privacy, promissory estoppel, equitable estoppel and misrepresentation.

(c) The term "Releasees" includes, all and singularly, Brekford, and each and every one of its past and present affiliates, subsidiaries, parent and related entities, companies and divisions, and their past and present directors, trustees, officers, managers, members supervisors, employees, owners, partners, insurers, investors, attorneys, benefit plan fiduciaries and agents, in their respective capacity as such, and all of their respective predecessors, successors and assigns.

(d) It is important that you understand that this general release includes all Claims known or unknown by you, those that you may have already asserted or raised as well as those that you have never asserted or raised.

4. Non-Released Claims. The general release in Paragraph 3 above does not apply to:

(a) Any Claims for vested benefits under any Company retirement or 401(k) plan;

(b) Any Claims to enforce the commitments, obligations, agreements, covenants, promises and representations set forth in this Agreement;

(c) Any Claims to interpret or to determine the scope, meaning, enforceability or effect of this Agreement;

(d) Any Claims that arise after you have signed this Agreement;

(e) Any Claims for worker's compensation benefits, any Claims for unemployment compensation benefits, and any other Claims that cannot be waived by a general release;

(f) Any Claims for coverage under the Company's Directors and Officers insurance policy or any applicable indemnification agreement or policy.

5. Adequacy of Consideration. You acknowledge and agree that the Company's payments under Paragraph 1 above constitute adequate consideration in support of your general release in Paragraph 3 above.

6. Prohibition on Your Using or Disclosing Certain Information. You are prohibited from using or disclosing confidential and/or proprietary information which you acquired in the course of your employment, and which is not generally known by or readily accessible to the public ("Confidential Information"). This confidential and/or proprietary information includes, but is not limited to: financial data, prices, costs, bids, estimates, plans, blueprints, drawings and project descriptions; legal, accounting, marketing and business plans, strategies and techniques; trade secrets and other formulas; manufacturing techniques and equipment; product information; the identity of customers, suppliers, vendors or potential customers; and other information not generally known by or readily accessible to the public. Confidential and/or proprietary information does not include information which is generally known by or readily accessible to

the public. This restriction is in addition to any confidentiality or similar such agreements signed by you in connection with your employment with the Company.

7. Duty to Notify. In the event you receive a request or demand, orally, in writing, electronically or otherwise, for the disclosure or production of Confidential Information (as referenced in Paragraph 6 above which you acquired or created in the course of your employment, you must notify the Company, immediately, in writing. Any and all documents (written or electronic) in your possession or control relating to the request or demand shall be included with the notification. You shall wait a minimum of ten (10) days (or the maximum time permitted by such legal process, if less) after sending the letter before making a disclosure or production to give the Company time to determine whether the disclosure or production involves confidential and/or proprietary information, in which event the Company may seek to prohibit and/or restrict the production and/or disclosure and/or to obtain a protective order with regard thereto. This provision covers, but is not limited to, requests or demands in connection with judicial, administrative, arbitration and all other adversarial proceedings.

8. Inventions; Company Property and Documents.

(a) During the course of your employment with the Company, you may, solely or jointly, have created or developed Inventions or Works. "Inventions" means patentable and unpatentable inventions, innovations, discoveries, developments, ideas, concepts, procedures, methods, techniques, protocols, processes, formulas, compositions of matter, experiments, trials, assays, test results, specifications, formats, uses, apparatuses, designs, prototypes, models, sequences, mask works, components, and configurations of any kind, discovered, conceived, reduced to practice, developed, made or produced, and any improvements to the foregoing. "Works" means copyrightable and uncopyrightable works of authorship fixed in any tangible medium of expression, including writings, documents, reports, drawings, sketches, blueprints, artwork, photographs, designs, specifications, formulae, lab books, plans, samples, software, and any other written, printed, graphic, digital or electronic material or data, in any format, whether in tangible or intangible form; but excluding those works that otherwise are, by law, "works made for hire" for Company and of which Company is the author. To "jointly" create or develop an Invention or Work generally means you worked with at least one other individual during the creation or development of the Invention (i.e., beginning from the time an Invention was conceived and leading up to and including the time the Invention was reduced to practice, and continuing with respect to any further development or improvement of the Invention) or the Work (i.e., from the time the Work was fixed in a tangible medium of expression and continuing with respect to any further development or improvement of the Work).

(b) With respect to all Inventions and Works created or developed by you, whether solely or jointly with others, as required by the duties of your employment or otherwise during the course of your employment with the Company, (1) you represent that you have: (i) disclosed in writing such Inventions and Works promptly and fully to the Company, and (ii) assigned all right, title and interest in and to such Inventions and Works to the Company (or an affiliate or designee of the Company, as directed by the Company), who has the exclusive rights

to use, patent, register copyrights in, or to otherwise protect such Inventions and Works throughout the world, and (2) to the extent that you have not previously assigned all right, title and interest in and to such Inventions and Works to the Company (or an affiliate or designee of the Company, as directed by the Company), you hereby assign all right, title and interest in and to such Inventions and Works to the Company.

(c) With respect to all Inventions and Works created or developed by you, whether solely or jointly with others, as required by the duties of your employment or otherwise during the course of your employment with the Company, you agree that you will execute, acknowledge and deliver to the Company, at the expense of the Company, including, but not limited to, all reasonable legal fees, all documents, including applications for patents, and do all other things that may be necessary to enable the Company or its designee to establish a proprietary position in or protect such Inventions and Works by patent, copyright, or otherwise and to vest title in such Inventions and Works in the Company or its designee (e.g., render any assistance as the Company or its designee may require in any Patent Office proceeding or litigation involving such Invention or Work).

(d) As a condition precedent to receiving the payments and other benefits set forth in Paragraph 1 above, you must return to the Company, retaining no copies, (i) all Company property (including but not limited to, office, desk or file cabinet keys, Company identification/pass cards, Company-provided credit cards and Company equipment, such as computers, cellular phones, tablets and print-outs) and (ii) all Confidential Information, Company documents (including but not limited to, all hard copy, electronic and other files, forms, lists, charts photographs, correspondence, computer records, programs, notes, memos, disks, DVDs, etc.), manuals, engineering notebooks, customer information and any other Company property and information either in printed or electronic format which you obtained as a result of or in connection with your employment by the Company.

9. Non-Defamation. You agree that you will not make any defamatory or disparaging comments or remarks, in writing, orally or electronically, about any and all current, former or future employees, directors, officers, investors, products or services of the Company or any Releasee, including the Company. The Company will not make, and shall instruct its senior executive officers and directors not to make, any defamatory or disparaging comments or remarks in writing, orally or electronically, about you; provided that You (in your capacity as a Director or Consultant for the Company), the Company and its directors, officers, employees and representatives may make such communications to regulators, government agencies or commissions as may be necessary or appropriate in its reasonable determination and this Section 9 is not applicable to such communications.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of law principles.

11. Statement of Non-Admission. Nothing in this Agreement is intended as or shall be construed as an admission or concession of liability or wrongdoing by you, the Company or

any other Releasee. Rather, this Agreement is being offered for the sole purpose of settling cooperatively and amicably any and all possible disputes between the parties.

12. Interpretation of Agreement. Nothing in this Agreement is intended to violate any law or shall be interpreted to violate any law. If any section or part or subpart of any section in this Agreement or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the section or part or subpart of the section as necessary to make it enforceable and the section or part or subpart of the section shall then be enforceable in its/their narrowed form. Moreover, each section or part or subpart of each section in this Agreement is independent of and severable (separate) from each other. In the event that any section or part or subpart of any section in this Agreement is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, the affected section or part or subpart of such section shall be stricken from the Agreement, and the remaining sections or parts or subparts of such sections of this Agreement shall remain in full, force and effect.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any and all prior representations, agreements, programs, written or oral, expressed or implied, with the exception of any confidentiality, non-solicitation, non-competition and/or assignment of invention agreements you have signed (including but not limited to Sections 7 and 8 of your Employment Agreement). This Agreement may not be modified or amended other than by an agreement in writing signed by you and the General Counsel of the Company.

14. Cooperation. You agree that for no promise of additional consideration beyond the payments set forth in Paragraph 1, you shall be reasonably available to the Company or its representatives to: (a) testify truthfully in any and all arbitrations, lawsuits, administrate proceedings, or other litigation in which you are called and/or identified as a witness; (b) actively assist and fully cooperate with the Company in any arbitration, lawsuits, administrative proceedings, or other litigation relating to or arising from an occurrence which took place during your employment with the Company or your service on the Board of Directors of the Company, or relating to any work performed by you and/or individuals under your supervision while you were an employee or director of the Company, and (c) meet with the Company's representatives, their counsel or other designees at reasonable times and places with respect to any matter within the scope of the foregoing provisions of this Paragraph 14; provided that the Company shall reimburse you for any out of pocket expenses reasonably incurred by you in conjunction with the obligation set forth in this Paragraph 14 and that the Company shall provide reasonable notice to you regarding your obligations under this Paragraph 14, as appropriate. To the extent legally permitted, you shall also provide the Company with immediate notice of contact or subpoena by any non-governmental adverse party (known to you to be adverse to the Company or its interests) and to not voluntarily assist any such nongovernmental adverse party or such nongovernmental adverse party's representatives.

15. Acknowledgement. You acknowledge and agree that, subsequent to the Separation Date, you shall not be eligible for any payments from the Company or Company-paid

benefits, except as expressly set forth in this Agreement. You also acknowledge and agree that you have been paid for all time worked and have received all other compensation owed to you.

16. Representations. You agree and represent that:

(a) You have read carefully the terms of this Agreement, including the general release;

(b) You have had an opportunity to and have been encouraged to review this Agreement, with an attorney;

(c) You understand the meaning and effect of the terms of this Agreement;

(d) You were given a reasonable period of time to determine whether you wished to sign this Agreement;

(e) Your decision to sign this Agreement, is of your own free and voluntary act without compulsion of any kind;

(f) No promise or inducement not expressed in this Agreement has been made to you;

(g) You understand that you are waving your Claims as set forth in Paragraph 3 above, including, but not limited to, any Claims for age discrimination under the Age Discrimination in Employment Act; and

(h) You have adequate information to make a knowing and voluntary waiver of any and all claims set forth in Paragraph 3 above.

18. Brekford's Release of Claims. The Company, for and in consideration of the promises made herein, does hereby waive and release any claim or cause of action against You, arising from any occurrence or occurrences, from the beginning of time until the date of Your execution of this Agreement; provided however, it is understood that this release of claims does not waive or release any rights or claims that: (a) cannot be waived or subject to a release of this kind by operation of law, (b) arise after the Company signs this Agreement; (c) relate to the interpretation or to determine the scope, meaning, enforceability or effect of this Agreement; (d) relate to coverage under the Company's Directors and Officers insurance policy; (e) relate to the enforcement of the commitments set forth in this Agreement; (f) relate to criminal or fraudulent conduct by Employee, (g) are asserted against the Company or its shareholders, directors, officers, employees, agents or representatives arising out of Employee's acts or omissions, and/or (h) are asserted by shareholders, derivatively, directly or on a class basis, against the Company or its directors, officers, employees, agents or representatives.

If you agree to the terms of this Agreement, please sign below, indicating that you understand, agree with and intend to be legally bound by this Agreement, and return the signed Agreement to me.

BREKFORD CORP.

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Bob West,
Chairman

AGREED TO AND ACKNOWLEDGED:

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C.B. Brechin